EXHIBIT 23.1
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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45618) pertaining to the 1995 Share Option and Incentive Plan, 1998 Share Option and Incentive Plan and 2000 Employees Share Purchase Plan, of our report dated January 18, 2001, with respect to the consolidated financial statements of Precise Software Solutions Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.






                                                   Yours Truly,

                                            /s/ Kost, Forer and Gabbay
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March 19, 2000                                KOST, FORER and GABBAY
Tel-Aviv, Israel                      A Member of Ernst & Young International